Exhibit 10.10
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.
Loan Modification Agreement
(First Modification)
     This Loan Modification Agreement (the “Modification”), is dated to be effective as of March 5, 2009, and is executed by and between American Locker Group, Incorporated, a Delaware corporation (hereinafter referred to as the “Borrower”); and Altreco, Incorporated, a Delaware corporation (the “Guarantor”); and The F&M Bank & Trust Company (hereinafter referred to as the “Lender”).
Recitals:
     A. On or about March 5, 2008, Lender renewed, modified and extended a certain revolving line of credit loan (the “Loan”) to Borrower in the amount of $750,000.00
     B. The Loan is governed in part by that certain First Amended and Restated Loan Agreement (the “Loan Agreement”), dated March 5, 2008, executed by Borrower, Guarantor and Lender.
     C. The Loan is evidenced by that certain Revolving Line of Credit Promissory Note (Renewal) (the “Note”), dated March 5, 2008, in the original principal amount of $750,000.00, signed by Borrower and payable to the order of Lender.
     D. The payment of the Note is guaranteed by the unlimited unconditional guaranty of the Guarantor evidenced by that certain Guaranty Agreement (the “Guaranty”) of even date therewith executed by the Guarantor.
     E. The Note is secured by that certain Security Agreement (the “Security Agreement”) of even date therewith executed by Borrower for the benefit of Lender, covering all of the personal property assets of Borrower.
     F. The Note was additionally secured by a Deed of Trust, Security Agreement and Assignment of Rents, Leases, Incomes and Agreements (Second Lien) (the “Deed of Trust”) of even date therewith, executed by Borrower and Guarantor, to J. Schaad Titus, Trustee for the benefit of Lender, recorded in the Real Property Records of Tarrant County, Texas encumbering certain real property situated in the City of Grapevine, Tarrant County, Texas, and being more particularly described on Exhibit “A” attached to said Deed of Trust (the “Property”).
     G. Lender subsequently released the lien of the Deed of Trust when Borrower paid off another real estate loan Lender has previously extended to Borrower.
     H. The Loan Agreement, Note, Guaranty, Security Agreement, and all other documents, assignments and instruments evidencing, securing or pertaining to the indebtedness evidenced by the Note, or executed in connection with the Loan are hereinafter collectively referred to in this Modification as the “Loan Documents.”
     I. Borrower and Guarantor have requested, and Lender has agreed as an accommodation to Borrower and Guarantor, to (i) extend the maturity date of the Note from March 5, 2009 to June 5, 2009; (ii) modify the payment terms of the Note as more particularly set forth herein; (iii) modify the rate at which interest accrues on the outstanding principal balance of the Note prior to maturity; and (iv) increase the interest rate floor to 6% per annum in lieu of 5% per annum.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, Borrower, Guarantor and Lender agree as follows:
Article 1.
Amendments
     1.1. Modification of Payment Terms. The payment terms of the Note shall be amended to (i) extend the maturity date of the Note from March 5, 2009 to June 5, 2009; and (ii) modify the payment terms of the Note as more particularly set forth herein. Accordingly, the applicable provision concerning repayment of principal and interest as set forth in the Note is hereby modified to read as follows:
     “The principal of and all accrued but unpaid interest on this Note shall be due and payable as follows:
     Subject to and in addition to the requirements for principal reductions to maintain compliance with the Borrowing Base as set forth in the Loan Agreement, accrued but unpaid interest only shall be due and payable on April 5, 2009 and May 5, 2009; and the entire outstanding principal balance of this Note, together with all accrued but unpaid interest shall be due and payable on June 5, 2009.”
     1.2. Modification of Interest Rate. The rate at which interest accrues on the outstanding principal balance of the Note prior to maturity shall be modified to accrue at the floating rate of two percentage points (2%) above The Wall Street Journal Prime Rate, subject to floor interest rate of six percent (6%) per annum, in lieu of  floating at three-fourths of a percentage point (.75%) above The Wall Street Journal  Prime Rate, subject to a floor interest rate of five percent (5%) per annum. Accordingly, the applicable provisions of the Note discussing the accrual of interest prior to maturity shall be modified to read as follows:
     “Interest. The outstanding principal balance of this Note shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the maximum rate permitted from day to day by applicable law (“Maximum Rate”), including as to Section 303.201 of the Texas Finance Code and Article 1D.002 of the Texas Credit Code (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the “indicated rate ceiling,” or (b) two percentage points (2%) above the Prime Rate (herein defined) in effect from day to day based on a 360-day year and the actual number of days elapsed, each such change in the rate of interest charged hereunder to become effective, without notice to Maker, on the effective date of each change in the Prime Rate. The foregoing being in all respects subject to the Floor Rate (defined below). All past due principal and interest shall bear interest at the Maximum Rate. All payments shall be applied first to accrued but unpaid interest and then to principal.
     Prime Rate. As used herein, the term “Prime Rate” shall mean the Prime Rate then most recently published in the Money Rates Section of The Wall Street Journal and described as the prime or base rate of interest per annum on corporate loans posted by at least seventy-five percent (75%) of the nation’s thirty (30) largest banks. In
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the event The Wall Street Journal fails to publish such Prime Rate, or such Prime Rate ceases to exist for a period of more than ninety (90) consecutive days, then the Base Rate of interest announced by Payee from time to time shall be substituted in its place.
     Interest Rate Floor. Notwithstanding anything contained in this Note to the contrary, the outstanding principal balance of the Note shall never bear interest at a rate less than six percent (6%) per annum, based on a 360-day year and the actual number of days elapsed (the “Floor Rate”).”
Article 2.
Ratifications, Representations, Warranties and Covenants
     2.1. Ratifications. Except as expressly modified and superseded by this Modification, all other terms and provisions of the Loan Agreement, Note, Guaranty, Security Agreement, and the other Loan Documents are ratified and confirmed and shall continue in full force and effect and unchanged. Borrower, Guarantor, and Lender agree that the Loan Agreement, Note, Guaranty, Security Agreement, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their terms, except as modified hereby. Without limiting the generality of the foregoing sentence, Borrower and Guarantor hereby acknowledge and agree that (i) any and all rights, titles, interests and liens securing the repayment of the Loan are hereby reaffirmed, renewed and extended, including, without limitation, the rights, titles, interests and liens created in the Security Agreement, and (ii) the Guaranty executed by the Guarantor guaranteeing the payment of the Loan shall remain in full force and effect and shall continue to guarantee the payment of the Note as modified hereby.
     2.2. Representations and Warranties. Borrower and Guarantor hereby represent and warrant to Lender that (i) the execution, delivery and performance of this Modification and the Loan Documents have been authorized by all requisite action on the part of Borrower and Guarantor, (ii) the representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, (iii) no Event of Default as defined in any of the Loan Documents has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default as defined in any of the Loan Documents, and (iv) Borrower and Guarantor are in full compliance with all covenants and agreements contained in the Loan Documents.
Article 3.
Miscellaneous
     3.1. Survival of Representations and Warranties. All representations and warranties made in this Modification or any Loan Document, including any Loan Document furnished in connection with this Modification, shall survive the execution and delivery of this Modification and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.
     3.2. Expenses of Lender. Borrower agrees to: (i) pay to Lender all fees and expenses, including attorney’s fees, which Lender has incurred or will incur in connection with the consummation of the matters as set forth herein; (ii) pay to Lender all interest and other fees which have accrued under the Note up to and including the effective date hereof, if any; and (iii) upon request from Lender, execute and deliver such other instruments and documents as may be requested by the Lender to evidence the modification herein embodied, and to carry forward or
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perfect the liens and interests securing the Note. Lender is authorized to make advances under the Note to pay for these costs and fees.
     3.3. Severability. Any provision of this Modification held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Modification and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     3.4. Applicable Law. This Modification and all other Loan Documents executed pursuant hereto shall be deemed to have been made and to be performable in City of Dallas, Dallas County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas.
     3.5. Successors and Assigns. This Modification is binding upon and shall inure to the benefit of Lender, Borrower and Guarantor and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.
     3.6. Counterparts. This Modification may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
     3.7. Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower or Guarantor shall be deemed a waiver to or for any other breach of the same or any other covenant, condition or duty. Lender expressly reserves all rights and remedies provided for under the Loan Documents.
     3.8. Headings. The headings, captions and arrangements used in this Modification are for convenience only and shall not affect the interpretation of this Modification.
     3.9. Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (Vernon’s Annotated Texas Statutes, Article 5069-15) are specifically declared by the parties not to be applicable to this Modification or any of the Loan Documents or the transactions contemplated hereby.
     3.10. Release of Lender. As a material inducement for Lender to enter into this Modification, Borrower and Guarantor and their respective successors and assigns forever jointly and severally release, acquit and discharge Lender and its shareholders, officers, directors, affiliates, attorneys, agents and representatives of and from any and all liabilities, claims, actions, demands, and/or causes of action of whatsoever nature, whether known or unknown, whether asserted or unasserted as of the date hereof, and whether arising under or pursuant to common or statutory laws, rules or regulations (including state and/or federal law), which Borrower or Guarantor may now or hereafter have against Lender on account of any matter relating in any way to the Loan.
     3.11. Maturity. At maturity, Borrower must repay the entire principal balance of the loan and unpaid interest then due. Lender is under no obligation to refinance the loan at that time. Borrower will, therefore, be required to make payment out of other assets that Borrower may own or Borrower will have to find a lender, which may be Lender, willing to lend Borrower the money. If Borrower refinances this loan at maturity,
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Borrower will have to pay some or all of the closing costs normally associated with a new loan even if Borrower obtains refinancing from Lender.
     3.12. ENTIRE AGREEMENT. THIS MODIFICATION, THE LOAN DOCUMENTS AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS MODIFICATION AND THE LOAN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS MODIFICATION, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.
     Executed as of the date first above written.

Borrower: American Locker Group, Incorporated, a Delaware corporation
By:	/s/ Paul Zaidins
Paul Zaidins, President

Guarantor: Altreco, Incorporated, a Delaware corporation
By:	/s/ Paul Zaidins
Paul Zaidins, President

Lender: The F&M Bank & Trust Company
By:	/s/ David Broussard
(Signature)

David Broussard, Senior Vice President
(Printed Name and Title)
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